SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  June 16, 1999


         AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-14089                      93-0926134
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On June 16, 1999, the Partnership, AEI Real Estate Fund XV Limited Partnership, sold its 60% interest in a Fuddruckers restaurant in St. Louis, Missouri to Elizabeth Cockrum, who is not affiliated with the Partnership. The remaining interest was sold by AEI Real Estate Fund XVI Limited Partnership, an affiliate of the Partnership. The total cash sales price was $1,900,000.

      The Partnership received net proceeds of approximately
$1,140,000 for its interest in the property, which resulted in a net gain of approximately $265,000.

Item 7.   Financial Statements and Exhibits.

          (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

              Assuming the Partnership had sold the property on January 1, 1998, the Partnership's Investments in Real Estate would have been reduced by $899,242 and its Current Assets
              (cash) would have increased by $1,140,000 and Partner's Capital would have increased by $240,758.

              The Total Income for the Partnership would have decreased from $682,468 to $544,222 for the year ended December 31, 1998 and from $171,519 to $136,957 for three months ended March 31, 1999 if the Partnership had not owned the property during the periods.

              Depreciation Expense would have decreased by $16,978 and $3,756 for the year ended December
              31, 1998 and the three months ended March 31, 1999, respectively.

              Partnership Administration and Property Management Expense would have decreased by $2,553 and $201 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

              The net effect of these proforma adjustments would have caused Net Income to decrease from $238,990 to $120,275 and from $94,461 to
              $63,856, which would have resulted in Net Income of $16.23 and $8.62 per Limited Partnership Unit outstanding for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.


          (c) Exhibits

               Exhibit  10.1 - Purchase  Agreement
                               dated February 4, 1999 between  the
                               Partnership, AEI Real  Estate  Fund
                               XVI    Limited   Partnership    and
                               Elizabeth Cockrum relating  to  the
                               property  at  2175 Barrett  Station
                               Road, St. Louis, Missouri.

                Exhibit 10.2 - Amendment   to
                               Purchase  Agreement dated  May  19,
                               1999  between the Partnership,  AEI
                               Real   Estate   Fund  XVI   Limited
                               Partnership  and Elizabeth  Cockrum
                               relating  to the property  at  2175
                               Barrett  Station Road,  St.  Louis,
                               Missouri.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       AEI REAL ESTATE FUND XV
                       LIMITED PARTNERSHIP

                       By: AEI Fund Management 86-A, Inc.
                           Its:  Managing General Partner


Date:  June 21, 1999   /s/ Mark E Larson
                       By: Mark E. Larson
                           Its Chief Financial Officer